UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest reported) July 26, 2005
Microfield Group, Inc.
(Exact name of registrant as specified in its charter

Oregon	000-26226	93-0935149

(State or other jurisdiction	Commission	(IRS Employer
of incorporation)	file number	Identification No.)

1631 NW Thurman, Suite 200, Portland, OR		97209

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (503) 419-3580

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 acquisition or disposition of assets.
     (a) Description of Transaction.
     Microfield Group, Inc., an Oregon corporation (“Microfield”), acquired, via merger, Christenson Electric, Inc., an Oregon corporation (“CEI”). CEI merged with Microfield’s wholly owned subsidiary, CPS Acquisition Co., an Oregon corporation (“CPS”).
     Pursuant to an Agreement and Plan of Merger dated July 20, 2005, which had as its parties Microfield, CPS, CEI, and CEAC, Inc., an Oregon corporation and sole shareholder of CEI, Microfield assumed term debt of CEI and issued 2,000,000 shares of its common stock to CEAC. The value of the merger was determined based on a Microfield share price of $0.64, which was the average closing price for Microfield’s common stock for the 5 days of trading ending on July 20, 2005. The acquisition closing date was July 20, 2005.
     CEI, the surviving entity in the merger, will continue its historic business of wind farm construction and electrical maintenance and construction of substation distribution and transmission facilities across the United States. CEI also provides services to Bonneville Power Administration and other major utilities under long-standing contractual relationships. The assets of CEI were principally equipment and intangibles.
     The description of this transaction is qualified in its entirety by reference to the Agreement and Plan of Merger dated July 20, 2005, which is attached hereto as Exhibit 2.1.
     (b) Nature of Material Relationships.
     CEAC, Inc. was the sole shareholder of CEI. CEAC, Inc., is a wholly owned subsidiary of Christenson Group LLC, an Oregon limited liability company. Christenson Group LLC is a significant shareholder of Microfield. JMW Group LLC, an Oregon limited liability company, owns a controlling interest in Christenson Group LLC. JMW Group LLC is the sole member of Aequitas Capital Management, Inc., an Oregon corporation (formerly JMW Capital Partners, Inc.). Aequitas Capital Management, Inc. is the Manager of JMW Group LLC and Christenson Group LLC.
     Robert J. Jesenik, a Microfield director, is the President of CEAC, Inc., the CEO of Aequitas Capital Management, Inc., and a co-owner of JMW Group LLC.
     William C. McCormick, a Microfield director, also owns a minority interest in Christenson Group LLC. Both Mr. McCormick and Mr. Jesenik abstained from the vote to approve the merger.
ITEM 7.01. regulation fd disclosure.
     On July 20, 2005, Microfield issued a press release announcing its acquisition of CEI. A copy of the press release is attached hereto as Exhibit 99.1.
     The press release furnished as an exhibit to this Form 8-K shall not be deemed “filed” under the Securities Exchange Act of 1934, as amended.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
In our report on Form 8-K filed July 26, 2005, no financial information was provided for CEI. In this report on Form 8-K/A we are providing the following financial information:
(a)	Unaudited Pro Forma Condensed Combined Financial Statements of Microfield Group, Inc. giving effect to the acquisition of CEI.

(b)	Audited Financial Statements of CEI as of October 31, 2004 and October 31, 2003 and for the years then ended.

(c)	Unaudited Interim Financial Statements of CEI as of and for the six-month periods ended April 30, 2005 and April 30, 2004.

(d)	Exhibits

Item 9.01(a) Unaudited Pro Forma Condensed Combined Financial Statements of Microfield Group, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the year ended January 1, 2005 for Microfield Group, Inc., and for the year ended October 31, 2004 for CEI

					Pro Forma
	Microfield		Pro Forma		Balances
	Group	CEI	Adjustments	Reference	(unaudited)

Sales	$36,466,618	$11,206,002	$(417,115)	Note 3	$47,255,505
Cost of sales	30,334,987	9,387,502	(354,548)	Note 3	39,367,941

Gross profit	6,131,631	1,818,499	(62,567)	Note 3	7,887,563

Operating expenses:
Sales, general and administrative	9,748,188	4,274,510			14,022,698
Write-off of impaired intangible assets	376,000	340,470			716,470
Loss on lease termination	515,000	—			515,000

Total operating expenses	10,639,188	4,614,980			15,254,168

Income (loss) from operations	(4,507,557)	(2,796,481)	(62,567)		(7,366,605)

Other income (expense)	(1,886,333)	(752,835)			(2,639,168)

Loss from continuing operations	$(6,393,890)	$(3,549,316)	$(62,567)		$(10,005,773)

Basic and diluted net loss per share	$(0.37)				$(0.52)

Weighted average shares used in per share calculations:
Basic and fully diluted	17,340,152		2,000,000		19,340,152

Unaudited Pro Forma Condensed Combined Statement of Operations
For the six months ended July 2, 2005 for Microfield Group, Inc.
and for the six months ended April 30, 2005 for CEI

					Pro Forma
	Microfield		Pro Forma		Balances
	Group	CEI	Adjustments	Reference	(unaudited)

Sales	$17,901,207	$6,952,988	$(292,726)	Note 3	$24,561,469
Cost of sales	14,097,518	5,984,507	(248,817)	Note 3	19,833,208

Gross profit	3,803,689	968,481	(43,909)	Note 3	4,728,261

Operating expenses:
Sales, general and administrative expense	3,226,716	1,252,165			4,478,881

Income/(loss) from operations	576,973	(283,684)	(43,909)		249,380

Other income (expense), net	(805,008)	(66,211)			(871,219)

Loss from continuing operations	$(228,035)	$(349,895)	$(43,909)		$(621,839)

Basic and diluted loss from continuing operations per share	$(0.01)				$(0.03)

Weighted average shares used in per share calculations:
Basic and fully diluted	18,524,459		2,000,000		20,524,459

Unaudited Pro Forma Condensed Combined Balance Sheet
As of July 2, 2005 for Microfield Group, Inc.
and as of April 30, 2005 for CEI

			Pro Forma		Pro Forma Balances
	Microfield Group	CEI	Adjustments		(unaudited)

Assets
Current assets
Cash	$138,689	$261,798	$—		$400,487
Accounts receivable	5,628,372	2,039,938	(258,672)		7,409,638
Other current assets	1,021,138	1,038,013	—		2,059,151

Total current assets	6,788,199	3,339,749			9,869,276

Equipment, net	111,140	332,758			443,898
Intangibles, net	1,338,006	—			1,338,006
Goodwill	2,276,243	—	7,841,276	Note 2	10,117,519
Other assets	334,656	1,525,501			1,860,157

Total Assets	$10,848,244	$5,198,008	$7,582,604		$23,628,856

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$3,381,693	$4,253,528	$(258,672)		$7,376,549
Line of credit	3,952,536	655,553			4,608,089
Current portion of notes payable	1,738,531	534,250			2,272,781
Other current liabilities	1,904,803	647,019			2,551,822

Total current liabilities	10,977,563	6,090,350	(258,672)		16,809,241

Long term liabilities	311,660	260,773			572,433

Total liabilities	11,289,223	6,351,123	(258,672)		17,381,674

Shareholders’ Equity (Deficit)
Convertible Series 2 preferred stock, no par value, 10,000,000 shares authorized 6,821,436 shares issued and outstanding	2,765,101				2,765,101
Convertible Series 3 preferred stock, no par value, 10,000,000 shares authorized 3,641 shares issued and outstanding	1,529,138				1,529,138
Convertible Series 4 preferred stock, no par value, 10,000,000 shares authorized 4,550 shares issued and outstanding	1,703,424				1,703,424
Common stock, no par value, 125,000,000 shares authorized, 20,717,240 issued and outstanding as of July 2, 2005	20,915,391		6,688,161	Note 2	27,603,552
Common stock warrants	2,389,879				2,389,879
Common stock – 500 shares of $.001 par value authorized, 100 shares issued and outstanding at April 30, 2005		63	(63)	Note 2	—
Other equity		2,781,657	(2,781,657)	Note 2	—
Accumulated deficit	(29,743,912)	(3,934,835)	3,934,835	Note 2	(29,743,912)

Shareholders’ Equity (Deficit)	(440,979)	(1,153,115)	7,841,276		6,247,182

Total Liabilities and Shareholders’ Equity (Deficit)	$10,848,244	$5,198,008	$7,582,604		$23,628,856

The accompanying notes are an integral part of these financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
This Current Report on Form 8-K/A contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and other risks detailed in our Annual Report on Form 10-KSB for the year ended January 1, 2005 and other reports filed with the Securities Exchange Commission from time to time. Actual results could differ materially from those projected in these forward-looking statements as a result of the risks described above as well as other risk factors set forth in our periodic reports both previously and hereafter filed with the Securities Exchange Commission.
Note 1 — Basis of Presentation
On July 20, 2005, Microfield completed the acquisition of Christenson Electric, Inc. for 2,000,000 shares of Microfield common stock valued at approximately $1,280,000, without acquisition costs.
The purchase method of accounting has been used in the preparation of the accompanying unaudited pro forma condensed combined financial statements. Under this method of accounting, the purchase consideration is allocated to the tangible and identifiable intangible assets acquired and liabilities assumed according to their respective fair values, with the excess purchase consideration being recorded as goodwill. For the purposes of pro forma adjustments, Microfield has followed Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations,” and SFAS No. 142, “Goodwill and Intangible Assets.”
The unaudited pro forma condensed combined statements of operations are presented combining Microfield’s condensed consolidated statement of operations for the year ended January 1, 2005 and Microfield’s unaudited condensed statement of operations for the six months ended July 2, 2005 with CEI’s statements of operations for the year ended October 31, 2004 and for the six months ended April 30, 2005 assuming the transaction occurred on January 1, 2004. The unaudited pro forma condensed combined balance sheet gives effect to the acquisition as if the transaction had taken place on July 2, 2005 and combines Microfield’s unaudited July 2, 2005 condensed balance sheet amounts with CEI’s unaudited balance sheet as of April 30, 2005. These pro forma statements are based on such condensed financial statements after giving effect to the transaction under the purchase method of accounting and the assumptions and adjustments described below. The pro forma information does not purport to be indicative of the results, which would have been reported if the purchase had been in effect for the periods presented or which may result in the future.
Transactions between Microfield and CEI during the periods presented have been eliminated. There are no significant differences between the accounting policies of Microfield and CEI.
Note 2 — Pro forma purchase price adjustments
Pursuant to the Merger Agreement, shareholders of CEI, in total received 2,000,000 shares of Microfield common stock. For purposes of the unaudited pro forma condensed combined financial statements, the fair value of the Company’s common stock issued as a part of the acquisition was determined based on the average price of the Company’s common stock for several days before the acquisition of CEI.
The components of the purchase price were as follows:

Common stock	$1,280,000
Negative equity	5,158,161
Direct acquisition costs	250,000

Goodwill	$6,688,161

In accordance with Financial Accounting Standard (SFAS) No. 141, Business Combinations, the total purchase price was allocated to the estimated fair value of assets acquired and liabilities assumed. The fair value of the assets acquired was based on management’s best estimates. The total purchase price was allocated to the assets and liabilities acquired as follows:

Cash and other current assets	$3,391,341
Equipment and other assets	372,032
Goodwill and other intangible assets	6,688,161
Current liabilities	(4,116,502)
Long term liabilities	(4,805,032)

Total purchase price	$1,530,000

Goodwill of $6,688,161 represents the excess of the purchase price over the fair value of the net tangible and intangible assets acquired. In accordance with SFAS 142, goodwill is not amortized and will be tested for impairment at least annually.
The Company is in the process of calculating valuations of certain intangible assets, and obtaining third party verification of the valuations. Accordingly, the allocation of the purchase price is subject to revision.
This transaction had no effect on the Company’s earnings at the date of acquisition as the assets and liabilities were acquired at the same cost bases for which they were listed in the previous CEI financial statements, except for goodwill which was recorded at the excess of the purchase price over the net assets. There were no assets that were required to be written down at the acquisition date and no material amount of assets that required a regular recurring expense to be charged against the company’s earnings.
As part of its preparation for the audit of the Company for the year ended December 31, 2005, the Company will carefully evaluate the potential impairment of goodwill recorded at the acquisition date as required by Statement of Financial Accounting Standards (SFAS) No. 142, “Goodwill and Intangible Assets.”
Note 3 — Eliminations
Microfield’s wholly owned subsidiary, Christenson Velagio, Inc. (CVI) provides electrical services for Christenson Electric on some of CEI’s high voltage projects. Microfield’s revenue, combined with CE’s revenue for the fiscal years ended January 1, 2005 and October 31, 2004, respectively, included sales between the two companies totaling approximately $417,000. Revenue between the two companies in the six month periods ending July 2, 2005 and April 20, 2005 totaled approximately $293,000. Gross margin on services between the companies averages approximately 15%.

Item 9.01(b) Financial Statements of CEI, Inc. for the Years Ended October 31, 2004 and 2003
REPORT OF INDEPENDENT ACCOUNTANTS
RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
Certified Public Accountants
REPORT OF REGISTERED INDEPENDENT CERTIFIED PUBLIC ACCOUNTING FIRM
Board of Directors
Microfield Group, Inc.
Portland, Oregon
     We have audited the accompanying balance sheets of Christenson Electric, Inc. (the “Company”) as of October 31, 2004 and 2003 and the related statements of operations, deficiency in shareholders’ equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based upon our audits.
     We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.
     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Christenson Electric, Inc. as of October 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.
     The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in the Note 3 to the accompanying financial statements, the Company has suffered recurring losses and is experiencing difficulty in generating sufficient cash flow to meet it obligations and sustain its operations, which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to this matter are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
Russell Bedford Stefanou Mirchandani LLP
Certified Public Accountants

New York, New York
September 18, 2005

CHRISTENSON ELECTRIC, INC.
BALANCE SHEETS
AS OF OCTOBER 31, 2004 AND 2003

	October 31, 2004	October 31, 2003
Assets
Current assets:
Cash and cash equivalents	$85,696	$746,284
Accounts receivable, net of allowances of $32,541 and $752,543	1,188,147	7,590,499
Accounts receivable – related parties	20,456	56,647
Notes receivable – related party	—	1,400,000
Costs in excess of billings (Note 5)	589,115	1,312,170
Other current assets (Note 6)	360,344	261,513

Total current assets	2,243,758	11,367,113
Property and equipment, net (Note 4)	280,535	399,272
Investment in related party (Note 12)	1,428,246	365,000
Other assets	104,482	126,734

Total Assets	$4,057,021	$12,258,119

Liabilities and Shareholders’ Equity (Deficit)
Current liabilities:
Cash disbursed in excess of available funds	$283,890	$150,557
Accounts payable	2,507,586	5,017,892
Accounts payable – related parties	126,009	435,401
Bank line of credit (Note 10)	667,053	—
Current portion of notes payable (Note 10)	55,533	—
Billings in excess of costs (Note 5)	45,047	1,725,708
Other current liabilities (Note 9)	765,410	1,697,119

Total current liabilities	4,450,528	9,026,677

Long-term liabilities:
Long term notes payable (Note 10)	228,717	—
Long term notes payable – related parties (Notes 12 & 14)	180,996	211,751

Total long-term liabilities	409,713	211,751

Commitments and contingencies (Note 14)	—	—
Shareholders’ equity(deficit):
Common stock, no par value, 500 shares authorized, 100 shares issued and outstanding,	63	63
Additional paid-in capital	2,781,657	2,781,657
Retained earnings/(accumulated deficit)	(3,584,940)	237,971

Total shareholders’ equity(deficit)	(803,220)	3,019,691

Total liabilities and shareholders’ equity (deficit)	$4,057,021	$12,258,119

The accompanying notes are an integral part of these financial statements.

CHRISTENSON ELECTRIC, INC.
STATEMENTS OF OPERATIONS
FISCAL YEARS ENDED OCTOBER 31, 2004 AND 2003

	October 31, 2004	October 31, 2003
Sales	$11,206,002	$48,568,548

Cost of goods sold	9,387,502	45,516,856

Gross profit	1,818,499	3,051,693

Operating expenses
Sales, general and administrative	4,274,510	8,796,833
Write-off of impaired intangible assets (Note 7)	340,470	—

Loss from operations	(2,796,481)	(5,745,141)

Other income (expense)
Interest income (expense), net	(481,335)	(521,005)
Gain (loss) on disposal of assets (Note 8 and 12)	—	1,445,022
Other income (expense), net	(271,500)	312,252

Total other income (expense)	(752,835)	1,236,269

Loss before provision for income taxes	(3,549,316)	(4,508,872)
Provision for income taxes	—	—

Net loss	$(3,549,316)	$(4,508,872)

Basic and diluted net loss per share	$(35,493)	$(45,089)

Weighted average shares used in per share calculations:
Basic and diluted	100	100

The accompanying notes are an integral part of these financial statements.

CHRISTENSON ELECTRIC, INC.
STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)
FISCAL YEARS ENDED OCTOBER 31, 2004 AND 2003

				Retained	Total
			Additional (Accum	Earnings	Stockholders’
	Common Stock		ulated	(Accumulated	Equity
	Shares	Amount	Paid-in Capital	Deficit)	(Deficit)

Balance, October 31, 2002	100	$63		$4,746,843	$4,746,906

Contribution to Capital			2,781,657		2,781,657

October 31, 2003 Net Loss				(4,508,872)	(4,508,872)

Balance, October 31, 2003	100	$63	2,781,657	$237,971	$3,019,691

October 31, 2004 Net Loss				(3,549,316)	(3,549,316)

Net dividend (Note 11)				(273,595)	(273,595)

Balance, October 31, 2004	100	$63	2,781,657	$(3,584,940)	$(803,220)

The accompanying notes are an integral part of these financial statements.

CHRISTENSON ELECTRIC, INC.
STATEMENTS OF CASH FLOWS
FISCAL YEARS ENDED OCTOBER 31, 2004 AND 2003

	October 31,	October 31,
	2004	2003
Cash flows from operating activities:
Net loss	$(3,549,316)	$(4,508,872)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization expense	122,086	173,478
Gain on sale of equipment (Note 12)	—	(445,022)
Gain on sale of intangibles (Note 8 and 12)	—	(1,000,000)
Write-off of intangible asset (Note 7)	340,470	—
Investments in related party (Note 12)	389,521	84,764
Allowance for doubtful accounts	720,002	(543,543)

Changes in current assets and liabilities

Receivables and retainages	5,463,701	5,662,754
Refundable income taxes	218,650	1,180,350
Other and related-party receivables	(633,652)	2,300,598
Costs and estimated earnings in excess of billings	723,055	(537,331)
Inventory (Notes 8 and 12)	—	897,945
Prepaid expenses and deposits	(98,831)	(164,722)
Current note receivable – related party	—	(107,018)
Accounts payable	(2,532,437)	(2,727,268)
Accrued expenses	(930,056)	(483,997)
Billings in excess of costs and estimated earnings	(1,680,661)	749,139

Net cash used in operating activities	(1,447,468)	531,255

Cash flows provided by, (used in) investing activities

Proceeds from sale of equipment (Note 12)	—	872,385
(Purchase of)/proceeds from equipment and leasehold improvements	(3,348)	318,900
Other	22,250	11,616

Net cash flows provided by, (used in) investing activities	18,902	1,202,904

Cash flows provided by, (used in) financing activities
Bank overdraft: proceeds (repayment)	133,333	(192,427)
Net (payments) advances on line of credit agreements	667,053	—
Proceeds on long-term debt	1,588,711	1,368,014
Principal payments on long-term debt	(1,619,466)	(2,348,362)
Principal payments on capital leases	(1,653)	(66,059)

Net cash flows provided by, (used in) financing activities	767,978	(1,238,834)

Net increase (decrease) in cash	(660,588)	495,323
Cash and cash equivalents, beginning of period	746,284	250,961

Cash and cash equivalents, end of period	$85,696	$746,284

Supplemental schedule of non-cash financing and investing activities:
Contribution to capital through conversion of intercompany amounts		$2,781,657
Assumption of debt	$284,250
Dividend paid to shareholder	$273,595
The accompanying notes are an integral part of these financial statements.

CHRISTENSON ELECTRIC, INC.
NOTES TO FINANCIAL STATEMENTS
FISCAL YEARS ENDED OCTOBER 31, 2004 AND 2003
1. Description of Business
Christenson Electric, Inc. (“CEI” or the “Company”), does business as Christenson Power Services (CPS), engages in electrical construction, primarily high voltage electrical services and contract construction, predominantly on electrical substations, transmission facilities and wind farm power generation projects, primarily in the western region of the United States. In June 2003, CEI elected to exit its unprofitable lines of business and sold certain assets to Christenson Technology Services, Inc. (CTS), a related party. On September 16, 2003, CTS’ was sold to Microfield Group, Inc. (Microfield) in exchange for shares of Microfield’s publicly traded common stock. As part of the sale agreement, CEI and CTS entered into service agreements under which certain employees of each company performed services for the other in exchange for negotiated compensation amounts (see Note 12). The Company is a wholly-owned subsidiary of CEAC, Inc. (“CEAC”). Subsequent to the period addressed in this audit, effective July 20, 2005, CEAC, Inc. sold all the outstanding shares of CEI to Microfield (see Note 16).
CPS’ customers include electric utilities, industry, and government agencies. CPS provides new facilities design, design modification, installation, wiring and maintenance from transformers and circuit breakers to complex construction of electrical substation switchyards and transmission yards up to 500,000 volts. In addition, CPS has been involved in the construction of greater than 10% of the currently operating wind farm power generation projects developed in the United States over the last six years. CPS also provides docking crews, electricians and other tradesman provided under long-term staffing contracts, to major regional utilities and the Bonneville Power Administration. Individual project contracting is performed under fixed-price, cost-plus-fee, time and material, and unit-price contracts.
The Company’s headquarters are located in Portland, Oregon.
2. Summary of Significant Accounting Policies
Fiscal Year – The Company’s fiscal year is the twelve months ending on the last day of October. The Company’s current fiscal year is the twelve months ending October 31, 2004. The Company’s last fiscal year was the twelve months ended October 31, 2003.
Fair Value of Financial Instruments – The carrying value of the Company’s financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities are carried at cost, which approximates fair value due to the relative short maturities of these instruments. The carrying value of debt instruments is recorded at the estimated fair value of these instruments.
Cash and cash equivalents – The Company considers all highly liquid investments with an original maturity or remaining maturity of three months or less at the date of purchase to be cash equivalents. Cash and cash equivalents are primarily maintained at two financial institutions.
Receivables – Contract receivables are recorded when invoices are issued and are written off when they are determined to be uncollectible. The allowance for doubtful accounts is estimated based on the Company’s historical losses, review of specific problem accounts, existing economic conditions in the construction industry, and the financial stability of their customers. The allowance for doubtful accounts at October 31, 2004 and 2003 was $32,541 and $752,543, respectively. Generally, the Company considers contract receivables past due after 60 days. The Company follows the practice of filing statutory liens on construction projects where collection problems are anticipated. The liens serve as collateral for contract receivables.

Concentrations – Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of sales and accounts receivable. The Company’s cash balances are with federally insured banks and periodically exceed the insured limits of $100,000. The Company’s receivables are from customers concentrated in the construction industry and various companies within the western region of the United States. For the twelve months period ending October 31, 2004, three customers accounted for 58% of total sales. For the twelve months period ending October 31, 2003, two customers accounted for 32% of total sales. At October 31, 2004 and 2003, two different sets of customers represented accounts receivable of more than 69% and 50%, respectively, of total outstanding accounts receivable. In addition, two vendors accounted for 34% of the Company’s accounts payable at October 31, 2004 and three vendors accounted for 42% of the Company’s accounts payable at October 31, 2003. The level of sales to any single customer may vary and the loss of any one of these customers, or a decrease in the level of sales to any one of these customers, could have a material adverse impact on the Company’s financial condition and results of operations.
CEI performs limited credit evaluations of its customers, does not require collateral on accounts receivable balances, but does retain lien rights to reduce its risk. CEI has experienced material credit losses for the periods presented. These have been primarily isolated to discontinued operations.
CEI currently relies on various sources for key components used in the installation and sales of its products and services. None of CEI’s products or supplies used in the performance of its services is from a single source. The inability of any limited source suppliers to fulfill supply and production requirements, could materially impact future operating results.
The Company’s business is concentrated in the electrical services industry. Its future success depends on the buying patterns of its customers and continued demand by customers for the Company’s products and services. The Company’s success will depend on its ability to maintain its history of high quality in designing customer solutions and performing its services, enhancing its existing products and services and developing and introducing, on a timely basis, successful new products or services.
Inventory – When held, inventory is stated at the lower of cost or market. Cost is determined by the first-in, first-out (FIFO) method. CEI no longer maintains inventory, since the sale of CEI inventory to CTS on June 1, 2003 (See Note 8).
Investments – When held, investments are stated at the lower of cost or market, with adjustments at October 31, annually. At October 31, 2004 and 2003 the Company held 869,048 and 4,202,381 shares of Microfield Group, Inc, (Microfield) Series 2 preferred stock, respectively. At October 31, 2004, the Company also held 125.636 shares of Microfield Series 3 preferred stock. Book values of Microfield shares held by the Company were $1,428,246 and $365,000 at October 31, 2004 and 2003, respectively. Subsequently, on July 20, 2005, the Company transferred its interest in all Microfield shares held to, its parent, CEAC, Inc. (see Notes 8, 12 and 16).
Investments in preferred stock are carried at cost and evaluated for impairment. Investments in preferred stock are accounted for under the provision of SFAS No.115, “Accounting for Certain Investments in Debt and Equity Securities” or covered at cost as appropriate.
As of October 31, 2004, the Company’s management believes that more likely than not the fair value of the Microfield preferred shares has been reduced below its carrying value at October 31, 2004. As a result, the Company recorded a non-cash impairment charge of $389,521 to reduce the carrying value of Microfield preferred shares to its estimated value of $1,428,246.
Equipment and leasehold improvements – Equipment and leasehold improvements are recorded at cost and include major expenditures, which increase productivity or substantially increase useful lives. Maintenance, repairs, and minor replacements are charged to expense when incurred. When equipment is sold or otherwise disposed of, the asset and related accumulated depreciation are removed from the accounts, and any gain or loss is included in the combined statements of operations.
The cost of equipment is depreciated over the lesser of the term of the related lease or the estimated useful lives of the related assets. Leasehold improvements are amortized over the lesser of the term of the related lease or the estimated useful lives of the assets. Depreciation and amortization are computed using the straight-line method for financial reporting purposes over lives ranging from 3 to 7 years.
Impairment of long-lived assets – Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amounts of such assets may not be recoverable. Determination of recoverability is based on an estimate of discounted future cash flows resulting from the use of the asset and its eventual disposition. Measurement of an impairment loss for long-lived assets that management expects to hold and use is based on the fair value of the asset as estimated using a discounted cash flow model.

The Company measures the carrying value of goodwill recorded in connection with the acquisitions for potential impairment in accordance with SFAS No. 142, “Goodwill and Other Intangible Assets.” To apply SFAS 142, a company is divided into separate “reporting units,” each representing groups of products that are separately managed. For this purpose, the Company has one reporting unit. To determine whether or not goodwill may be impaired, a test is required at least annually, and more often when there is a change in circumstances that could result in an impairment of goodwill. To the extent goodwill is determined to be impaired, an impairment charge is recorded in accordance with SFAS 142.
Revenue and cost recognition – Revenues from fixed-price, cost-plus-fee, time and material, and unit-price contracts are recognized using the percentage-of-completion method of accounting, measured by the percentage of contract costs incurred to date to estimated total contract costs. This method is used because management considers total cost to be the best available measure of completion of construction contracts in progress. Provisions for estimated losses on construction contracts in progress are made in their entirety in the period in which such losses are determined without reference to the percentage complete.
Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions and final contract settlements, may result in revisions to revenue and costs, and are recognized in the period in which the revisions are determined. Claims for additional revenue are not recognized until the period in which such claims are allowed.
Direct contract costs include all direct labor, material, estimating costs, and shop and equipment costs. Shop and equipment costs include shop salaries and expenses, facilities rent, small tools, repairs and maintenance, and depreciation not identifiable with or allocated to a specific contract or service activity. General and administrative costs are charged to expense as incurred.
Advertising – Advertising costs are expensed when incurred. Advertising expense was $1,521 and $90,926 for the years ended October 31, 2004 and 2003, respectively.
Income taxes – The Company accounts for income taxes using the asset and liability approach in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes. The asset and liability approach requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities. The effect on deferred taxes of a change in tax rates is recognized in operations in the period that includes the enactment date. Due to losses, there has been no provision for income taxes in the period presented.
Pension plan contributions – The Company contributes to several Multi-Employer Pension Benefit Plans on behalf of its employees covered by collective bargaining agreements. During the years ended October 31, 2004 and 2003, the Companies contributed $404,236 and $2,059,873 respectively, to these plans, which were expensed as incurred.
CEI’s salaried employees, with at least 1,000 hours of service, who are not covered by collective bargaining agreements, participate in a noncontributory profit sharing plan. Annual contributions are determined at the discretion of CEI’ s Board of Directors. There were no contributions made during the years ended October 31, 2004 and 2003.
Use of estimates – The preparation of the financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and disclosures of contingent assets and liabilities at the date of the combined financial statements, and the reported amounts of revenues and expenses during the reporting periods. Accordingly, actual results could differ from these estimates. Estimates are used in accounting for, among other things, the allowance for doubtful accounts, inventory obsolescence, long-term contracts, depreciation, and contingencies.

Material estimates that are particularly susceptible to significant change in the near-term relate to the valuation of deferred tax assets (see Note 13). Management has estimated the value of goodwill as non-recoverable based on an impairment test effective, October 31, 2004 (see Note 7).
Recent accounting pronouncements
SFAS 151. In November 2004, the Financial Accounting Standards Board (FASB) issued SFAS 151, Inventory Costs— an amendment of ARB No. 43, Chapter 4. This Statement amends the guidance in ARB No. 43, Chapter 4, “Inventory Pricing,” to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that “. . . under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges. . . .” This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal.” In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This Statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management does not believe the adoption of this Statement will have any immediate material impact on the Company.
SFAS 152. In December 2004, the FASB issued SFAS No.152, “Accounting for Real Estate Time-Sharing Transactions—an amendment of FASB Statements No. 66 and 67” (“SFAS 152) The amendments made by Statement 152 This Statement amends FASB Statement No. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, Accounting for Real Estate Time-Sharing Transactions. This Statement also amends FASB Statement No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005 with earlier application encouraged. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.
SFAS 123R. On December 16, 2004, the Financial Accounting Standards Board (“FASB”) published Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment (“SFAS 123R”). SFAS 123R requires that compensation cost related to share-based payment transactions be recognized in the financial statements. Share-based payment transactions within the scope of SFAS 123R include stock Warrants, restricted stock plans, performance-based awards, stock appreciation rights, and employee share purchase plans. On April 14, 2005, the SEC amended the effective date of the provisions of this statement. Accordingly, the Company will implement the revised standard in the forth quarter of fiscal year 2006. Currently, the Company accounts for its share-based payment transactions under the provisions of APB 25, which does not necessarily require the recognition of compensation cost in the financial statements. Management is assessing the implications of this revised standard, which may materially impact the Company’s results of operations in the first quarter of fiscal year 2006 and thereafter.
SFAS 152. On December 16, 2004, FASB issued Statement of Financial Accounting Standards No. 153, Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions (“ SFAS 153”). This statement amends APB Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. Under SFAS 153, if a nonmonetary exchange of similar productive assets meets a commercial-substance criterion and fair value is determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. SFAS 153 is effective for nonmonetary transactions in fiscal periods that begin after June 15, 2005. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.
FIN 47. In March 2005, the FASB issued FASB Interpretation (FIN) No. 47, “Accounting for Conditional Asset Retirement Obligations, an interpretation of FASB Statement No. 143,” which requires an entity to recognize a liability for the fair value of a conditional asset retirement obligation when incurred if the liability’s fair value can be reasonably estimated. The Company is required to adopt the provisions of FIN 47 no later than the end of its fiscal 2006. The Company does not expect the adoption of this Interpretation to have a material impact on its financial position, results of operations or cash flows.
SFAS 154. In May 2005 the FASB issued Statement of Financial Accounting Standards (SFAS) No. 154, “Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20 and FASB Statement No. 3.” SFAS 154 requires retrospective application to prior periods’ financial statements for changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS 154 also requires that retrospective application of a change in accounting principle be limited to the direct effects of the change. Indirect effects of a change in accounting principle, such as a change in non-discretionary profit-sharing payments resulting from an accounting change, should be recognized in the period of the accounting change. SFAS 154 also requires that a change in depreciation, amortization, or depletion method for long-lived, non-financial assets be accounted for as a change in accounting estimate effected by a change in accounting principle. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Early adoption is permitted for accounting changes and corrections of errors made in fiscal years beginning after the date this Statement is issued. The Company does not expect the adoption of this SFAS to have a material impact on its financial position, results of operations or cash flows.
3. Going Concern
The accompanying combined financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company sustained losses of $3,549,316 and $4,508,872 during the fiscal years ended October 31, 2004 and 2003, respectively. At October 31, 2004, the Company had total liabilities of $4,860,241, $4,450,528 of which is due within twelve months, negative working capital of $2,206,770, and shareholders deficit of $803,220.
The Company’s existence is dependent upon management’s ability to develop profitable operations and resolve its liquidity problems. Management has been focused on cutting certain expenses, both to improve gross margins and to reduce the monthly overhead costs. While the Company anticipates these losses will continue to decline as a result of cost reduction efforts and fundraising events, recurring losses and liquidity issues raise doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
By adjusting the Company’s operations and development to the level of capitalization, management believes it has sufficient capital resources to meet projected cash flow deficits. However, if during that period or thereafter, the Company is not successful in generating sufficient liquidity from operations or in raising sufficient capital resources, on terms acceptable to them, this could have a material adverse effect on the Company’s business, results of operations liquidity and financial condition. Investment capital or debt facilities may be difficult to obtain. There can be no assurance that additional capital will be available or, if available, will be at terms acceptable to the Company. The Company is focusing on opportunities to increase revenues and grow margins while continuing to reduce monthly expenses in an attempt to turn cash flow positive and profitable.
4. Property and Equipment

	October 31,	October 31,
	2004	2003
Property and equipment consist of the following:
Furniture and equipment	$5,127	$5,127
Leasehold Improvements	718,130	714,781

	723,257	719,908
Less accumulated depreciation and amortization	(442,722)	(320,636)

	$280,535	$399,272

Depreciation expense included as a charge to income was $122,086 and $173,478 for the years ended October 31, 2004 and October 31, 2003, respectively.
5. Construction in Process
Revenues and costs recognized on construction contracts in progress contrast the related billings as follows:

	October 31,
	2004	October 31, 2003
Direct costs to date	$11,466,430	$16,397,798
Gross profit to date	1,978,102	2,842,979

Earned contract revenue	13,444,532	19,240,777
Contract billings to date	(12,900,464)	(19,654,315)

Net under (over) billings	$544,068	$(413,538)

Included in the accompanying balance sheets under the following captions are:

	October 31,	October 31,
	2004	2003
Costs and estimated earnings in excess of billings	$589,115	$1,312,170
Billings in excess of costs and estimated earnings	(45,047)	(1,725,708)

Net under (over) billings	$544,068	$(413,538)

The following schedule summarizes the backlog on construction contracts after the year ended October 31, 2004, the construction contracts won from November 1, 2004 to April 30, 2005, and the pipeline of potential construction contracts on which CEI has bid. Backlog represents the amount of revenue CEI expects to realize from work to be performed on uncompleted contracts in progress for the year ended October 31, 2004, and from contractual agreements on which work has not yet begun. Pipeline represents the current potential additional revenue CEI may realize from additional new work in fiscal 2005 and future periods if CEI is selected to work on those contracts.

	Estimated	Estimated	Estimated
	Contract Revenues	Gross Profit	Gross Margin
Contract backlog, balance at October 31, 2004	$7,595,134	$1,510,672	19.9%
New contracts and contract adjustments from November 1 through April 30, 2005	$14,932,811	$1,926,333	12.9%

Sub-total	$22,527,944	$3,437,005
Pipeline at April 30, 2005	$12,355,000	$1,679,045	13.6%

Total backlog and pipeline	$34,882,944	$5,116,049	14.7%

6. Other Current Assets
The following table details the breakdown of Company other current assets at October 31, 2004 and 2003.

Description	October 31, 2004	October 31, 2003

Deposits – bid bonds	$256,977	$263,311
Deposits – health & welfare	10,000	—
Other deposits	—	(1,798)
Prepaid expenses	93,367	—

Total other current assets	$360,344	$261,513

7. Goodwill and Intangible Assets
On January 1, 2004, the members of GDC, LLC (GDC) assigned their membership interests to CEI for $10. GDC was founded on or about November 30, 2001, and was primarily engaged as a financing affiliate holding a data center and lighting contracts and dedicated financing for those two assets. As of January 1, 2004, CEI owns 100% of GDC and total assets of $7,746 and liabilities of $348,216 have been incorporated into the Company’s financial statements as of that date. CEI recorded $340,470 in goodwill as part of this acquisition. At October 31, 2004 management determined that the goodwill was fully impaired as a result of the discontinuation and wind down of the GDC business and recorded an impairment charge of $340,470. Now CEI no longer carries goodwill from this acquisition on the books of the Company. The full amortization expense associated with this goodwill was $340,470 for the year ended October 31, 2004. The Company exited the business associated with GDC and did not have any asset or liability outstanding as of October 31, 2004 relating to GDC (see Note 12).
8. Sales and Acquisitions
Effective June 1, 2003, CEI sold inventory and customer lists with a book value of $500,000 to Christenson Technology Services, Inc. (CTS) in exchange for a $1,500,000 promissory note, with principal and interest due within twelve months, recording a gain on sale of assets of $1,000,000 (see Note 12). The transaction was limited to certain assets related to the electrical services business, and did not include any assets associated with the High Voltage Division of the Company’s business (later known as CPS). As part of the sale agreement, CEI retained some of the contracts under which the Company was providing services at the time of the sale, and the related assets and liabilities, as those operations wound down.

9. Other Current Liabilities
The following table details the breakdown of Company other current liabilities at October 31, 2004 and 2003.

Description	October 31, 2004	October 31, 2003

Accrued payroll, bonuses and payroll taxes	$222,288	$1,140,810
Accrued interest	11,366	—
Accrued sales tax Washington	263,635	320,303
Current obligations under capital leases	46,906	48,559
Other accrued expenses	221,216	187,448

Total Other Current Liabilities	$765,411	$1,697,119

10. Debt
Effective January 1, 2004, CEI assumed a promissory note between GDC and Umpqua Bank as part of the CEI acquisition of GDC. On October 25, 2004, a forbearance agreement was executed between the parties acknowledging $284,250 in remaining principal due. The forbearance agreement acknowledged the loan is in default and provided a payment plan to retire the note. On or before January 3, 2005, CEI began making monthly principal and interest payments in the amount of $5,553 including interest at 8.25%, calculated on a sixty month amortization, with the remaining balance due on or before December 31, 2005.
Effective August 30, 2004, the Company obtained a $1,000,000 credit facility with CAPCO Financial Company (CAPCO), which expires August 30, 2005. The loan limit was subsequently raised to $2,000,000, and the expiration was extended to January 14, 2006. Borrowings under the line of credit are due on demand, bear interest payable weekly at prime plus 7 1/2% and are collateralized by accounts receivable. The borrowing base is limited by certain factors such as length of collection cycle, subordination of collateral position on bonded work and other credit related factors. Subject to these limitations, the Company had $670,409 available borrowing capacity at October 31, 2004. As of October 31, 2004, borrowings of $667,053 were outstanding under the facility. The Company was in compliance with the terms of the borrowing facility at October 31, 2004.
The total amounts of the individual notes payable outstanding at October 31, 2004 and October 31, 2003, and their terms are summarized below.

	October 31, 2004	October 31, 2003

Umpqua Bank, twelve monthly payments of $5,553.25 in remaining principal due, including interest at 8.25% per annum, beginning on or before January 3, 2005, with the principal balance calculated on a sixty month amortization. The full remaining balance is due on or before December 31, 2005.	$284,250	$—

Total long-term debt	284,250	—
Less current maturities of long-term debt	(55,533)	—

Long-term debt, net of current maturities	$228,717	$—

11. Shareholders’ Equity
In the year ending October 31, 2004, the Company issued a net dividend of $273,595 to its parent company, CEAC, Inc. (CEAC). This net dividend was composed of two main parts, as described below. First, effective in May 2004, the Company restructured certain accounts payable debt totaling $343,480, which was transferred from the Company to its parent, CEAC, Inc. (CEAC) and which debt was originally with related parties; specifically: $217,306 due to Christenson Leasing, LLC., $117,173 due to JMW Capital Partners, Inc. (now Aequitas Capital Management, Inc.) and $9,000 due to JMW Executive Financial Group, Inc. CEAC in turn transferred the debt to its parent, Chrtistenson Group, LLC. (CG), which converted the debt to membership interests in CG by mutual consent of the parties involved. Second, at October 31, 2004, the Company issued a dividend to CEAC by, in mutual agreement with CEAC, forgiving net receivables due from and payables due to CEAC in the amount of $617,075. The result of the two components was a net reduction of retained earnings of $273,595 from which there was no impact on the number of shares outstanding during the year.
12. Related Party Transactions
The Company has a number of promissory notes, lines of credit and lease obligations owing to related parties. The following table lists the notes and obligations outstanding at October 31, 2004 and October 31, 2003 by related party.

			Amount of	Amount of
		Maturity	Obligation at	Obligation at
Related Party	Type of Obligation	Date	October 31, 2004	October 31, 2003

CEAC, Inc. (a)	Payable Obligation	Open	—	$435,401
Christenson Leasing, LLC (CLC) (a)	Equipment Lease	12/31/07	$4,258,750	4,868,350
CLC (a)	Tenant Improvements Lease	12/31/07	227,902	265,348
Christenson Velagio, Inc. (CVI)	Bond Guarantee Fees	Open	—	—
Irvine Associates, Inc.	Equipment Lease	5/17/05	11,753	11,753
Jesenik Enterprises, Inc. (JEI) (a)	Bond Indemnity Fees	Open	126,009	—
JEI (a)	Equipment Lease	5/17/05	11,753	11,753
JW Assurance and Holding Limited (a)	Equipment Lease	5/17/05	16,790	16,790
Aequitas Capital Management (a)	Equipment Lease	5/17/05	50,371	50,371

(a)	Robert J. Jesenik, a director and significant shareholder of the Company, also owns a significant interest in these entities. Mr. Jesenik is also an Executive Officer of each of the entities designated by this footnote.
Terms and conditions of each of the notes and agreements are listed below.
Notes Payable
On August 1, 2002, the Company sold its telecommunication division to Christenson Technology Services, Inc. (CTS), a related entity owned by certain stockholders of CEI, in exchange for a note receivable in the amount of $265,189. This note was later converted to equity in a related entity as described below.
On June 1, 2003, CEI sold inventory and customer lists with a book value of $500,000 to Christenson Technology Services, Inc. (CTS) in exchange for a $1,500,000 promissory note, with principal and interest due within twelve months, recording a gain on sale of assets of $1,000,000 (see below). The transaction was limited to certain assets related to the electrical services business, and did not include any assets associated with the High Voltage Division of the Company’s business (later known as CPS). As part of the sale agreement, CEI retained some of the contracts under which the Company was providing services at the time of the sale, and the related assets and liabilities, as those operations wound down.

On September 15, 2003, CTS, CEI and Microfield Group, Inc. (Microfield) entered into an Agreement to Consolidate, Amend and Satisfy Obligations. Under this agreement, CTS acknowledged the separate debts of $1.5 million and $265,000 owed to CEI. The combined debt of $1,765,000, was split into two separate amounts, in which a new Subordinated Amended and Restated Promissory Note for $1,400,000 was issued to CEI. The remaining $365,000 of indebtedness was converted to 869,048 shares of Microfield Series 2 preferred stock in a transaction in which Microfield acquired CTS on September 16, 2003. On November 15, 2003, the remaining interest due of $52,767 was converted to 125.636 shares of Microfield Series 3 preferred stock and the $1,400,000 Promissory Note was converted to 3,333,333 shares of MGI Series 2 preferred stock. Subsequently, on July 20, 2005, supporting the restructuring of the US Bank loans, CEI transferred its interest in all Microfield Preferred Stock shares held by CEI to CEAC (see Notes 8 and 16).
On January 1, 2004, the members of GDC, LLC (GDC) assigned their membership interests to CEI for $10. GDC, LLC was founded on or about November 30, 2001, and was primarily engaged as a financing affiliate holding a data center and lighting contracts and was the dedicated financing vehicle for those two assets. As of January 1, 2004, CEI owns 100% of GDC, LLC. Total assets of $7,746 and liabilities of $348,216 have been incorporated into the Company’s financial statements as of January 1, 2004. The company recorded $340,470 in goodwill as part of this acquisition. At October 31, 2004, management determined that the goodwill was fully impaired as a result of the discontinuation of the GDC business and recorded an impairment charge of $340,470 in the combined statement of operations for the fiscal year ended October 31, 2004. The Company exited the business associated with GDC and did not have any asset or liability outstanding as of October 31, 2004 relating to GDC (see Note 8).
Accounts Payable
CEI and CEAC, Inc., CEI’s parent company until the July 20, 2005 sale of CEI to Microfield (see Note 16), maintained open accounts payable between themselves from time to time. At October 31, 2004 and October 31, 2003 the balance due CEAC by CEI was $0 and $445,401, respectively.
Lease Agreements
On December 30, 2002, CEI entered into a non-cancelable operating lease agreement with Christenson Leasing, LLC (CLC) covering $300,000 of leasehold improvements in the Company’s facility. The terms of the lease call for monthly payments of $7,500 including interest at 17.3% through December 2007. The total lease obligation outstanding at October 31, 2004 and October 31, 2003 was $227,902 and $265,348, respectively. At October 31, 2004, CEI was in default under the lease terms, which default was cured in March 2005, with the resumption of payments due under the lease under a modified payment plan arrangement (see Note 14).
On May 17, 2001, CEI entered into operating lease agreements covering certain equipment and furniture with Jesenik Enterprises, Inc., JW Assurance and Holding Limited, and JMW Capital Partners, Inc., each a related party, and with Seth Buechley and Irvine Associates, Inc. No payments have been made on these lease obligations since September 2002. At October 31, 2004 and October 31, 2003, the lease obligations due totaled $148,643, split between the parties as follows: $11,753 to Jesenik Enterprises, Inc.; $16,790 to JW Assurance and Holding Limited; $50,371 to JMW Capital Partners, Inc.; $ 57,874 to Seth Buechley; and $11,753 to Irvine Associates, Inc. Subsequent to the period of this audit, at July 1, 2005, the Company consolidated all but the obligation to Seth Buechley into one promissory note with total principal due of $90,847, interest accruing at 7% per annum, maturing at April 1, 2006, and with $5,047 monthly installment payments and, in addition, a lump sum payment of $50,000 due on October 1, 2005. Management is in discussions with Seth Buechley regarding the payment provisions for his portion of this overdue lease obligation debt.
On December 31, 2002, CEI entered into a sale and leaseback agreement with CLC, under which it sold machinery and tools, automotive equipment, and office furniture and equipment, not subject to prior liens with a book value of $675,693 to CLC for $4,005,738 in total consideration, $872,385 of which was paid in cash directly to CEI from CLC, and $3,133,353 which was paid directly by CLC to third parties on behalf of CEI. The $3,133,353 was distributed by CLC as follows: $2,781,657 to a bank on behalf of CEAC, which resulted in a reduction of debt due to CEAC by CEI; $351,696 to parties to which CEI had outstanding payables due. CEI recorded a gain on sale of assets of $548,388.

Gain on Sale of Assets Schedule	October 31, 2004	October 31, 2003

December 21, 2002, Asset Sale/Lease Transaction with CLC (see above)	$—	$548,388
June 1, 2003, transaction with CTS (see above and Note 8)	—	1,000,000
Other and misc.	—	(103,366)

Total	$—	$1,445,022

The resulting lease is recorded as an operating lease with payment terms of $97,255 per month, beginning January 2, 2003, through December 31, 2007. On December 31, 2003, the lease payments due to CLC were reduced to $87,255 per month through expiration at December 1, 2005. Simultaneously, on December 31, 2003, in an agreement with Microfield Group, Inc., CTS’ parent, CEI agreed to deliver 309,524 Microfield Group common shares or the equivalent to CLC as consideration for the rent payment reduction. At October 31, 2004, CEI and CLC agreed to restructure the lease payment schedule, allowing for graduated payments over the remaining term of the lease (see Note 14). Subsequent to the period of this audit, effective June 30, 2005, the Company and CLC agreed to amend the lease further, to reduce the total monthly payment due to $60,000, starting October 31, 2005. In consideration of the reduction, the Company executed a promissory note with CLC totaling $500,000, interest accruing at prime plus 10% per annum, monthly payments of $20,833 due starting October 1, 2005 and maturity at September 1, 2007.
Management Services Agreement
On September 11, 2003 CEI entered into a management services agreement with CTS for the extension of certain management consulting services by CEI and their employees to CTS. Under the terms of the agreement, certain employees provided management consulting services to CTS upon reasonable request. The services to be provided by CEI’s employees include financial, legal, industry and labor affairs and management reporting services. The monthly fee for general management, financial and industry and labor affairs were determined to be $14,000 per month, payable in advance. The fees for legal and management reporting system services requested in addition to those provided normally were set at $150 per hour and $65 per hour, respectively. These fees were discontinued in January 2004.
Administrative Services Agreement
On September 15, 2003, CEI entered into an administrative services agreement with CTS for the extension of certain administrative and related services to CTS. Under the terms of the agreement, certain employees of CTS provided administrative and related services to CEI upon reasonable request. The agreement is subject to a 60-day notice period before termination by either party. The monthly payment for these services was determined at the effective date of the agreement to be approximately $35,000, with a provision to be adjusted as needed based on the level of usage of these services by CEI. During the first quarter of 2004, the payment by CEI for these services was renegotiated to $15,000 per month as the cost of services to CEI had been reduced. CTS did not charge CEI for these services from August 2004 to December 2004, but resumed a charge of approximately $12,500 per month in January 2005.

Bond Guarantee and Indemnity Fees
CEI has an agreement with CVI, the successor of CTS, under which CVI pays CEI a varying amount per month for CEI’s guarantee of certain bond liabilities. The guarantee fee is computed as 15% (annualized) of the open liability under bonds issued for CTS and indemnified by certain former shareholders of CEI. The amount of the monthly payments has fluctuated as it is subject to the open bond liability, which also fluctuates.
On June 5, 2002, three stockholders of CEI entered into an Indemnity Agreement with two insurance companies with respect to surety bond obligations of CEI and Affiliates. CEI will pay fees to the stockholders for personal indemnities at 15% per annum based on the total bonding in place under the bonding facilities. Subsequently, two stockholders sold their interest in CEI, with the Indemnity Agreement continuing with one former stockholder and the indemnity agreement obligation for the other being assumed by the remaining stockholder, Robert Jesenik. Total indemnity fees paid to stockholders and former stockholders were $87,986 and $446,140 for the years ended October 31, 2004 and 2003, respectively. In the event an obligation arises out of the indemnity agreement requiring payment with cash or collateral, the stockholder and former stockholder shall be indemnified by CEI to the full extent of the payment. Total potential obligations, not recorded on the accompanying combined financial statements, from the personal indemnity agreement amounted to $205,000 and $1,791,830 at October 31, 2004 and 2003, respectfully. As of October 31, 2004, there have been no payments made to the stockholders and former stockholders for purposes of claims regarding the indemnification obligations. CEI has an agreement with Robert Jesenik, dba Jesenik Enterprises, Inc. (JEI), under which CEI pays JEI a varying amount per week based on the remaining amount due to Mr. Jesenik outstanding for past fees due under this agreement. The amount remaining due and payable at October 31, 2004 and October 31, 2003 was $126,009 and $0 respectively. Subsequent to the period of this audit, effective July 1, 2005, the Company and Aequitas Capital Management, Inc. (ACM, assignee of the Robert Jesenik payable) agreed to consolidate the remaining $64,413 due into a promissory note between the parties. The Company executed a promissory note with CLC totaling $214,413 (for this and an additional $150,000 due ACM from the Company), without interest accruing, weekly payments of $5,000 due starting July 5, 2005, and additional payments of $50,000 due on July 5, 2005, August 1, 2005, and September 5, 2005 and maturity at September 26, 2005.
Other Transactions
Effective December 31, 2003, CEI sold its interest in Executive King Air, LLC (EKA), a private transportation company and a related party, by transfer of its one-third (1/3) membership interest in EKA back to EKA for the forgiveness of $85,000 in payments due EKA from CEI.
Related Party Cash Transactions by Year
Following is a summary of significant transactions and related account balances related to accounts payable and accounts receivable in the years ending and with the related parties as captioned:

	October 31, 2004	October 31, 2003
CEAC Distribution:
Accounts Receivable:	$—	$13,846
Accounts Payable:	131,474	(47,878)

Christenson Electric Services:
Accounts Receivable:	(63,684)	1,337,692
Accounts Payable:	—	—

Christenson Leasing:
Accounts Receivable:	—	(1,172,385)
Accounts Payable:	696,179	2,401,485

Christenson Technology Services:
Accounts Receivable:	—	1,858,009
Accounts Payable:	—	—

Christenson Velagio:
Accounts Receivable:	2,460,811	1,185,830
Accounts Payable:	2,869,537	2,844,552

Executive Air Services, Inc.:
Accounts Receivable:	—	7,431
Accounts Payable:	—	1,157

Executive King Air, LLC:
Accounts Receivable:	344	246,826
Accounts Payable:	—	26,551

Filter Technologies, Inc.:
Accounts Receivable:	8,740	141,652
Accounts Payable:	—	2,811

Irvine & Associates:
Accounts Receivable:	—	—
Accounts Payable:	6,109	78,672

Jesenik Enterprises:
Accounts Receivable:	—	—
Accounts Payable:	188,666	160,001

JMW Capital Partners, Inc:
Accounts Receivable:	171,396	149,952
Accounts Payable:	1,549	326,834

JMW Capital Properties, Inc:
Accounts Receivable:	—	(9,430)
Accounts Payable:	7,162	33,391

JMW Executive Financial Group, Inc:
Accounts Receivable:	—	—
Accounts Payable:	1,500	3,000

Sandy & Associates:
Accounts Receivable:	—	2,924
Accounts Payable:	—	—

13. Income Taxes
The Company has adopted Financial Accounting Standard Number 109 which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Temporary differences between taxable income reported for financial reporting purposes and income tax purposes are insignificant.
For income tax reporting purposes, the Company’s aggregate unused net operating losses approximate $3,300,000, which expire through 2024 subject to limitations of Section 382 of the Internal Revenue Code, as amended. The deferred tax asset related to the carry forward is approximately $1,100,000. The Company has provided a valuation reserve against the full amount of the net operating loss benefit, since in the opinion of management based upon the earning history of the Company, it is more likely than not that the benefits will be realized.
Components of deferred tax assets as of October 31, 2004 are as follows:

Non Current:
Net operating loss carry forward	$1,100,000
Less: valuation allowance	(1,100,000)

Net deferred tax asset	$—

14. Commitments and Contingencies
Capital lease – On December 30, 2002, CEI entered into a non-cancelable capital lease agreement with CLC covering $300,000 of leasehold improvements in the Company’s facility. The terms of the lease call for monthly payments of $7,500 including interest at 17.3% through December 2007. The total lease obligation outstanding at October 31, 2004 and 2003 was $227,902 and $265,348, respectively. At October 31, 2004, CEI was in default under the lease terms, which default was cured in March 2005, with the resumption of payments due under the lease under a modified payment plan arrangement. At October 31, 2004 and 2003, the lease obligation was split between current and long term as follows:

	October 31, 2004	October 31, 2003

Current portion due	$46,906	48,559
Long term amount due	180,996	211,751

Total amount due under capital lease	$227,902	260,310

At October 31, 2004 and 2003, gross assets and accumulated depreciation related to this lease were as follows:

	October 31, 2004	October 31, 2003

Gross Assets	$723,257	$719,908
Less Accumulated Depreciation	(442,722)	(320,636)

Net book value	$280,535	$399,272

Aggregate payments due annually under the revised capital lease for the next five years are as follows.

Years ending October 31,	Capital Leases

2005	$63,520
2006	95,280
2007	95,280
2008	15,880
2009	—

Total payments due	$269,960

Operating leases – The Company is party to various operating leases, the terms of which are described below.
On May 17, 2001, CEI entered into operating lease agreements covering certain equipment and furniture with Jesenik Enterprises, Inc., JW Assurance and Holding Limited, and JMW Capital Partners, Inc., each a related party, and with Seth Buechley and Irvine Associates, Inc. No payments have been made on these lease obligations since September 2002. At October 31, 2004 the lease obligations due totaled $148,643, split between the parties as follows: $11,753 to Jesenik Enterprises, Inc.; $16,790 to JW Assurance and Holding Limited; $50,371 to JMW Capital Partners, Inc.; $ 57,874 to Seth Buechley; and $11,753 to Irvine Associates, Inc. Subsequent to the period of this audit, at July 1, 2005, the Company consolidated all but the obligation to Seth Buechley into one promissory note with total principal due of $90,847, interest accruing at 7% per annum, maturing at April 1, 2006, and with $5,047 monthly installment payments and, in addition, a lump sum payment of $50,000 due on October 1, 2005. Management is in discussions with Seth Buechley regarding the payment provisions for his portion of this overdue lease obligation debt.
On December 31, 2002, CEI entered into a sale and leaseback agreement with CLC, under which it sold machinery and tools, automotive equipment, and office furniture and equipment, not subject to prior liens, to CLC (See Note 12). The lease is recorded as an operating lease with payment terms of $97,255 per month, beginning January 2, 2003, through December 31, 2007. On December 31, 2003, the lease payments due to CLC were reduced to $87,255 per month through expiration at December 1, 2005. Simultaneously, on December 31, 2003, in an agreement with Microfield Group, CTS’ parent, CEI agreed to deliver 309,524 Microfield Group common shares or the equivalent to CLC as consideration for the rent payment reduction. At October 31, 2004, CEI and CLC agreed to restructure the lease payment schedule as follows.

Payment dates	Payment amount per month
October – November 2004	$50,000
December 2004	60,000
January – April 2005	65,000
May – November 2005	100,000
December 2005 – November 2006	115,000
December 2006 – December 2007	125,500
This lease agreement contains a purchase option at fair market value at the end of the lease term.
On September 1, 2003 CEI entered into a sublease agreement in the amount of $40,000 per month, under which it subleased a portion of the equipment listed in the lease agreement between CEI and CLC to CTS, a related party. Under the terms of the agreement, CTS makes its payments directly to CLC.
Subsequent to the period of this audit, effective June 30, 2005, the Company and CLC agreed to amend the lease further, to reduce the total monthly payment due to $60,000, starting October 31, 2005. In consideration of the reduction, the Company executed a promissory note with CLC totaling $500,000, interest accruing at prime plus 10% per annum, monthly payments of $20,833 due starting October 1, 2005 and maturity at September 1, 2007.
Real Property Leases – CEI has entered into various real property leases for use of buildings, offices and storage yards to house the operations and property of CEI. CEI currently has operating activities, where long-term real property leases are required, only in Portland, Oregon. At October 31, 2004, CEI had vacated facilities for the Columbia Square Office and the Bothell Washington Facility and CEI was subleasing these spaces in their entirety.
Future minimum lease commitments for the leases described above as of October 31, 2004, are as follows:

Location	Maturity	2005	2006	2007	2008

Thurman Building	10/31/2008	$680,009	$700,167	$722,085	$743,894

Columbia Square Office	7/31/2008	377,606	385,984	394,384	301,738

Bothell Washington Facility	3/31/2006	73,378	30,970	—	—

Total		$1,130,993	$1,117,121	$1,116,469	$1,045,632

Subsequent events relating to the real property leases led to the following summarized changes to the real property leases as follows: The Thurman Building lease was revised prior to the sale of the building to new owners, with the new agreement relating to the portion of the space used by CEI, the 1st floor café space, $478,409 in unpaid rent was forgiven and an additional $49,655 was considered deferred rent in the new lease agreement. The portion of the space occupied by CVI then became subject to a separate lease agreement between the Landlord and CVI. The Bothell Washington facility lease was terminated due to default, effective April 14, 2005 and the Company and the Landlord settled remaining amounts due for $15,750.
Collective Bargaining Agreements. — All of CEI’s job site employees are covered by collective bargaining agreements. The majority of these agreements will continue for more than one year.
15. Legal Proceedings
In March, 2004, Kurt Underwood (former President/CEO of Microfield Group, Inc.) filed a lawsuit in Multnomah County Circuit Court, Portland, Oregon under case number 0403-02370 against various related parties including Christenson Electric, Inc. On May 27, 2004, the Company and the other defendants listed in Mr. Underwood’s complaint filed two separate answers, affirmative defenses, and counterclaims against Mr. Underwood.
On May 11, 2005 the Company and Mr. Underwood entered into a Settlement Agreement under which both parties agreed to drop their respective lawsuits. The Settlement Agreement provides in part that certain defendants will jointly and severally purchase Microfield Group, Inc. stock held by Mr. Underwood for the aggregate purchase price of $362,500. The purchase price will be allocated as follows: $50,000 to the purchase of Mr. Underwood’s 119,050 Series 2 preferred shares and the balance to the purchase of Mr. Underwood’s 3,404,958 common shares. Microfield assigned its right to purchase Underwood’s shares under the Settlement Agreement to Energy Fund II, LLC, a related party. Payment under the Settlement Agreement occurred as required. The Company was not directly responsible for this obligation, but did incur certain expenses, including legal expenses associated with this litigation, for which the company entered an accrued expense of $85,000 at October 31, 2004.
From time to time, claims are made against the Companies in the ordinary course of our business, which could result in litigation. Claims and associated litigation are subject to inherent uncertainties and unfavorable outcomes could occur, such as monetary damages, fines, penalties or injunctions prohibiting the Companies from selling one or more products or engaging in other activities. The occurrence of an unfavorable outcome in any specific period could have a material adverse affect on the Company’s results of operations for that period or future periods.

16. Subsequent Events
Restructuring
CEAC, Inc., CEI’s parent company until the July 20, 2005 sale of CEI to Microfield (see below), entered into a line of credit agreement with U.S. Bank National Association (US Bank) in March 2000. The debt facility was secured by all of the assets of CEAC and CEI, the stock of CEI, and was also guaranteed by CEI. Subsequent to the periods covered by this audit, effective July 1, 2005, the US Bank loan to CEAC, Inc was restructured into a new set of loans, with a portion being assigned to CEI. The loan to CEI was for $1,900,000 at an interest rate of prime plus 1.5%, matures on July 31, 2008 and requires principal payments of $22,619 per month.
Supporting the restructuring of the US Bank loans, effective May 31, 2005, CEI transferred its interest in a certain certificate of deposit, valued at $260,061, which is held as a portion of the collateral for the CEAC, Inc. loan from US Bank, and all Microfield Preferred Stock shares held by CEI to CEAC, effective July 20, 2005.
Effective June 30, 2005, the Company and Christenson Leasing, LLC (CLC) agreed to amend the a sale and leaseback agreement made previously between the parties (see Note 14), to reduce the total monthly payment due to $60,000, starting October 31, 2005. In consideration of the reduction, the Company executed a promissory note with CLC totaling $500,000, interest accruing at prime plus 10% per annum, monthly payments of $20,833 due starting October 1, 2005 and maturity at September 1, 2007.
Acquisition
On July 20, 2005, CEAC, Inc. sold all the outstanding shares of Christenson Electric, Inc. (CEI) to Microfield Group, Inc. (Microfield) in exchange for 2 million shares of Microfield’s common stock at $.64 per common share, and the assumption of interest-bearing debt within CEI of approximately $4.6 million. Prior to the transaction, debt of $1.9 million owed to US Bank was transferred from CEAC to CEI. Also, common shares of Microfield, previously held by CEI, were transferred to CEAC. The transaction was valued at approximately $6.7 million. As a result of the transaction, CEI is a wholly-owned subsidiary of Microfield.

Item 9,01(c) Unaudited Interim Financial Statements of CEI, Inc. for the Six Months Ended April 30, 2005 and Twelve Months Ended October 31, 2004:
Christenson Electric, Inc.
Condensed Balance Sheets
As of April 30, 2005 and October 31, 2004
(Unaudited)

	As of	As of
	April 30,	October 31,
	2005	2004
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$261,798	$85,696
Accounts receivable	2,039,939	1,188,147
Accounts receivable – related parties	—	20,456
Unbilled revenue	617,857	589,115
Prepaid expenses and other current assets	420,155	360,344

Total current assets	3,339,749	2,243,758

Property, leaseholds and equipment, net	332,758	280,535
Investments	1,428,246	1,428,246
Other assets	97,255	104,482

Total Assets	$5,198,008	$4,057,021

Liabilities and Shareholders’ Deficit
Current liabilities:
Cash disbursed in excess of available funds	$295,127	$283,890
Accounts payable	3,958,402	2,507,586
Accounts payable – related parties	—	126,009
Accrued payroll and taxes	155,376	—
Line of credit	655,553	667,053
Current portion of notes payable	534,250	55,533
Other current liabilities	491,642	810,457

Total current liabilities	6,090,350	4,450,528

Long term portion of notes payable	—	228,717
Long term portion of capital lease payable – related party	260,773	180,996

Total liabilities	6,351,123	4,860,241

Commitments and contingencies	—	—

Shareholders’ deficit:
Common stock, no par value, 500 shares authorized, 100 shares issued and outstanding at April 30, 2005 and October 31, 2004	63	63
Additional paid-in capital	2,781,657	2,781,657
Accumulated deficit	(3,934,835)	(3,584,940)

Total shareholders’ deficit	(1,153,115)	(803,220)

Total liabilities and shareholders’ deficit	$5,198,008	$4,057,021

The accompanying notes are an integral part of the unaudited condensed financial statements.

Christenson Electric, Inc.
Condensed Statements of Operations
For the six months ended April 30, 2005 and 2004
(Unaudited)

	Six Months	Six Months
	Ended April	Ended April
	30, 2005	30, 2004
Sales	$6,952,988	$7,004,613
Cost of sales	5,984,507	5,669,167

Gross profit	968,481	1,335,446

Operating expenses:
Sales, general and administrative expense	1,252,165	1,869,536

Loss from operations	(283,684)	(534,090)

Other income (expense), net	(66,211)	(165,891)

Loss from continuing operations	$(349,895)	$(699,981)

The accompanying notes are an integral part of the unaudited condensed financial statements.

Christenson Electric, Inc.
Condensed Statements of Cash Flows
For the six months ended April 30, 2005 and 2004
(Unaudited)

	Six Months	Six Months
	Ended	Ended
	April 30, 2005	April 30, 2004
Cash flows from operating activities:
Net loss	$(349,895)	$(699,981)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization expense	60,548	70,878
Allowance for doubtful accounts	752,492	17,889
Changes in operating assets and liabilities	(511,014)	(136,763)

Net cash provided by operating activities	(47,869)	(747,977)

Cash flows from investing activities	(105,544)	(5,344)
Cash flows from financing activities	329,515	70,474

Net increase in cash and cash equivalents	176,102	(682,847)

Cash and cash equivalents, beginning of period	85,696	746,284

Cash and cash equivalents, end of period	$261,798	$63,437

The accompanying notes are an integral part of the unaudited condensed financial statements.

Christenson Electric, Inc.
Notes to Interim Condensed Financial Statements
Six Months Ended April 30, 2005 and 2004
(Unaudited)
1. Description of Business
Christenson Electric, Inc. (“CEI” or the “Company”), does business as Christenson Power Services (CPS), engages in electrical construction, primarily high voltage electrical services and contract construction, predominantly on electrical substations, transmission facilities and wind farm power generation projects, primarily in the western region of the United States. In June 2003, CEI elected to exit its unprofitable lines of business and sold certain assets to Christenson Technology Services, Inc. (CTS), a related party. On September 16, 2003, CTS’ was sold to Microfield Group, Inc. (Microfield) in exchange for shares of Microfield’s publicly traded common stock. As part of the sale agreement, CEI and CTS entered into service agreements under which certain employees of each company performed services for the other in exchange for negotiated compensation amounts (see Note 12). Subsequent to this period, effective July 20, 2005, the parent company of CEI, CEAC, Inc. sold all the outstanding shares of CEI to Microfield (see Note 7).
CPS’ customers include electric utilities, industry, and government agencies. CPS provides new facilities design, design modification, installation, wiring and maintenance from transformers and circuit breakers to complex construction of electrical substation switchyards and transmission yards up to 500,000 volts. In addition, CPS has been involved in the construction of greater than 10% of the currently operating wind farm power generation projects developed in the United States over the last six years. CPS also provides docking crews, electricians and other tradesman provided under long-term staffing contracts, to major regional utilities and the Bonneville Power Administration. Individual project contracting is performed under fixed-price, cost-plus-fee, time and material, and unit-price contracts.
The Company’s headquarters are located in Portland, Oregon.
The information furnished herein reflects all adjustments (consisting of normal recurring accruals and adjustments), which are, in the opinion of management, necessary to fairly present the operating results for the respective periods. Certain information and footnote disclosures normally present in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted. The Company believes that the disclosures provided are adequate to present the information in a manner that is not misleading.
The results of the six months ended April 30, 2005 are not necessarily indicative of the results to be expected for the full year ending October 31, 2005.
2. Summary of Significant Accounting Policies
Fiscal Year – The Company’s fiscal year is the twelve months ending on the last day of October. The Company’s current fiscal year is the twelve months ending October 31, 2005. The Company’s last fiscal year was the twelve months ended October 31, 2004.
Fair Value of Financial Instruments – The carrying value of the Company’s financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities are carried at cost, which approximates fair value due to the relative short maturities of these instruments. The carrying value of debt instruments is recorded at the estimated fair value of these instruments.
Cash and cash equivalents – The Company considers all highly liquid investments with an original maturity or remaining maturity of three months or less at the date of purchase to be cash equivalents. Cash and cash equivalents are primarily maintained at two financial institutions.
Receivables – Contract receivables are recorded when invoices are issued and are written off when they are determined to be uncollectible. The allowance for doubtful accounts is estimated based on the Company’s historical losses, review of specific problem accounts, existing economic conditions in the construction industry, and the financial stability of their customers. The allowance for doubtful accounts at April 30, 2005 and October 31, 2004 was $50 and $32,541, respectively. Generally, the Company considers contract receivables past due after 60 days. The Company follows the practice of filing statutory liens on construction projects where collection problems are anticipated. The liens serve as collateral for contract receivables.

Concentrations – Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of sales and accounts receivable. The Company’s cash balances are with federally insured banks and periodically exceed the insured limits of $100,000. The Company’s receivables are from customers concentrated in the construction industry and various companies within the western region of the United States. For the six months period ending April 30, 2005, two customers accounted for 58% of total sales. At April 30, 2005, one customer represented accounts receivable of 71% of total outstanding accounts receivable. In addition, two vendors accounted for 30% of the Company’s accounts payable at April 30, 2004. The level of sales to any single customer may vary and the loss of any one of these customers, or a decrease in the level of sales to any one of these customers, could have a material adverse impact on the Company’s financial condition and results of operations.
CEI performs limited credit evaluations of its customers, does not require collateral on accounts receivable balances, but does retain lien rights to reduce its risk.
CEI currently relies on various sources for key components used in the installation and sales of its products and services. None of CEI’s products or supplies used in the performance of its services is from a single source. The inability of any limited source suppliers to fulfill supply and production requirements, could materially impact future operating results.
The Company’s business is concentrated in the electrical services industry. Its future success depends on the buying patterns of its customers and continued demand by customers for the Company’s products and services. The Company’s success will depend on its ability to maintain its history of high quality in designing customer solutions and performing its services, enhancing its existing products and services and developing and introducing, on a timely basis, successful new products or services.
Inventory – When held, inventory is stated at the lower of cost or market. Cost is determined by the first-in, first-out (FIFO) method. CEI no longer maintains inventory, since the sale of CEI inventory to CTS on June 1, 2003.
Investments – When held, investments are stated at the lower of cost or market, with adjustments at October 31, annually. At April 30, 2005 and 2004 the Company held 125.636 shares of Microfield Group, Inc. (Microfield) Series 3 preferred stock and 4,202,381 shares of Microfield Series 2 preferred stock with a book value of $1,428,246 and $1,817,767, respectively (see Notes 5 and 7). Investments in preferred stock are carried at cost and evaluated for impairment. Investments in preferred stock are accounted for under the provision of SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities,” or carried at cost, as appropriate.
Equipment and leasehold improvements – Equipment and leasehold improvements are recorded at cost and include major expenditures, which increase productivity or substantially increase useful lives. Maintenance, repairs, and minor replacements are charged to expense when incurred. When equipment is sold or otherwise disposed of, the asset and related accumulated depreciation are removed from the accounts, and any gain or loss is included in the combined statements of operations.
The cost of equipment is depreciated over the lesser of the term of the related lease or the estimated useful lives of the related assets. Leasehold improvements are amortized over the lesser of the term of the related lease or the estimated useful lives of the assets. Depreciation and amortization are computed using the straight-line method for financial reporting purposes over lives ranging from 3 to 7 years.
Impairment of long-lived assets – Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amounts of such assets may not be recoverable. Determination of recoverability is based on an estimate of discounted future cash flows resulting from the use of the asset and its eventual disposition. Measurement of an impairment loss for long-lived assets that management expects to hold and use is based on the fair value of the asset as estimated using a discounted cash flow model.
The Company measures the carrying value of goodwill recorded in connection with acquisitions for potential impairment in accordance with SFAS No. 142, “Goodwill and Other Intangible Assets.” To apply SFAS 142, a company is divided into separate “reporting units,” each representing groups of products that are separately managed. For this purpose, the Company has one reporting unit. To determine whether or not goodwill may be impaired, a test is required at least annually, and more often when there is a change in circumstances that could result in an impairment of goodwill. To the extent goodwill is determined to be impaired, an impairment charge is recorded in accordance with SFAS 142.
Revenue and cost recognition – Revenues from fixed-price, cost-plus-fee, time and material, and unit-price contracts are recognized using the percentage-of-completion method of accounting, measured by the percentage of contract costs incurred to date to estimated total contract costs. This method is used because management considers total cost to be the best available measure of completion of construction contracts in progress. Provisions for estimated losses on construction contracts in progress are made in their entirety in the period in which such losses are determined without reference to the percentage complete.
Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions and final contract settlements, may result in revisions to revenue and costs, and are recognized in the period in which the revisions are determined. Claims for additional revenue are not recognized until the period in which such claims are allowed.
Direct contract costs include all direct labor, material, estimating costs, and shop and equipment costs. Shop and equipment costs include shop salaries and expenses, facilities rent, small tools, repairs and maintenance, and depreciation not identifiable with or allocated to a specific contract or service activity. General and administrative costs are charged to expense as incurred.
Advertising – Advertising costs are expensed when incurred. Advertising expense was $0 and $3,370, respectively for the six months ended April 30, 2005 and 2004, respectively.
Income taxes – The Company accounts for income taxes using the asset and liability approach in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes. The asset and liability approach requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities. The effect on deferred taxes of a change in tax rates is recognized in operations in the period that includes the enactment date. Due to losses, there has been no provision for income taxes in the period presented.
Pension plan contributions – The Company contributes to several Multi-Employer Pension Benefit Plans on behalf of its employees covered by collective bargaining agreements. During the six months ended April 30, 2005 and 2004, the Companies contributed $185,622 and $150,376, respectively, to these plans, which were expensed as incurred.
CEI’s salaried employees, with at least 1,000 hours of service, who are not covered by collective bargaining agreements, participate in a noncontributory profit sharing plan. Annual contributions are determined at the discretion of CEI’ s Board of Directors. There were no contributions made during the six months ended April 30, 2005 and 2004.
Use of estimates – The preparation of the financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and disclosures of contingent assets and liabilities at the date of the combined financial statements, and the reported amounts of revenues and expenses during the reporting periods. Accordingly, actual results could differ from these estimates. Estimates are used in accounting for, among other things, the allowance for doubtful accounts, inventory obsolescence, long-term contracts, depreciation, and contingencies.
Material estimates that are particularly susceptible to significant change in the near-term relate to the valuation of deferred tax assets. Management has estimated the value of goodwill as non-recoverable based on an impairment test effective, October 31, 2004.
New accounting pronouncements
FIN 47. In March 2005, the FASB issued FASB Interpretation (FIN) No. 47, “Accounting for Conditional Asset Retirement Obligations, an interpretation of FASB Statement No. 143,” which requires an entity to recognize a liability for the fair value of a conditional asset retirement obligation when incurred if the liability’s fair value can be reasonably estimated. The Company is required to adopt the provisions of FIN 47 no later than the first quarter of fiscal 2006. The Company does not expect the adoption of this Interpretation to have a material impact on its financial position, results of operations or cash flows.

SFAS 154. In May 2005 the FASB issued Statement of Financial Accounting Standards (SFAS) No. 154, “Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20 and FASB Statement No. 3.” SFAS 154 requires retrospective application to prior periods’ financial statements for changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS 154 also requires that retrospective application of a change in accounting principle be limited to the direct effects of the change. Indirect effects of a change in accounting principle, such as a change in non-discretionary profit-sharing payments resulting from an accounting change, should be recognized in the period of the accounting change. SFAS 154 also requires that a change in depreciation, amortization, or depletion method for long-lived, non-financial assets be accounted for as a change in accounting estimate effected by a change in accounting principle. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Early adoption is permitted for accounting changes and corrections of errors made in fiscal years beginning after the date this Statement is issued. The Company does not expect the adoption of this SFAS to have a material impact on its financial position, results of operations or cash flows.
3. Capital Stock
The Company has authorized 500 shares of Common Stock, no par value. As of April 30, 2005 and October 31, 2004, the Company had 100 shares of common stock issued and outstanding.
4. Debt
Effective January 1, 2004, CEI assumed a promissory note between GDC and Umpqua Bank as part of the CEI acquisition of GDC. On October 25, 2004, a forbearance agreement was executed between the parties acknowledging $284,250 in remaining principal due. The forbearance agreement acknowledged the loan is in default and provided a payment plan to retire the note. On or before January 3, 2005, CEI began making monthly principal and interest payments in the amount of $5,553 including interest at 8.25%, calculated on a sixty month amortization, with the remaining balance due on or before December 31, 2005.
Effective August 30, 2004, the Company obtained a $1,000,000 credit facility with CAPCO Financial Company (CAPCO), which expires August 30, 2005. The loan limit was subsequently raised to $2,000,000, and the expiration was extended to January 14, 2006. Borrowings under the line of credit are due on demand, bear interest payable weekly at prime plus 7 1/2% and are collateralized by accounts receivable. The borrowing base is limited by certain factors such as length of collection cycle, subordination of collateral position on bonded work and other credit related factors. Subject to these limitations, as of April 30, 2004, borrowings of $655,553 were outstanding and the Company had no available borrowing capacity. The Company was in compliance with the terms of the borrowing facility at April 30, 2005.
The total amounts of the individual notes payable outstanding at April 30, 2005 and October 31, 2004, and their terms are summarized below.

	April 30, 2005	October 31, 2004

William C. McCormick, an unsecured note, due July 31, 2005, interest payable monthly at 12% per annum.	$250,000	$—

Umpqua Bank, twelve monthly payments of $5,553.25 in remaining principal due, including interest at 8.25% per annum, beginning on or before January 3, 2005, with the principal balance calculated on a sixty month amortization. The full remaining balance is due on or before December 31, 2005. The Company has not made its required payments and the loan is currently in default.	284,250	284,250

Total long-term debt	534,250	284,250
Less current maturities of long-term debt	(534,250)	(55,533)

Long-term debt, net of current maturities	$—	$228,717

5. Related Party Transactions
The Company has a number of promissory notes, accounts receivable, lines of credit and lease obligations owing to and from related parties. The following table lists the notes, accounts and obligations outstanding at April 30, 2005 and October 31, 2004 and by related party.

			Amount of	Amount of
		Maturity	Obligation at April	Obligation at
Related Party	Type of Obligation	Date	30, 2005	October 31, 2004

CEAC, Inc. (a)	Accounts Receivable	current	$418,417	—
CEAC, Inc. (a)	Accounts Payable	current	54,464	—
Christenson Leasing, LLC (CLC) (a)	Equipment Lease	2/31/07	2,597,255	$4,258,750
CLC (a)	TI Lease	12/31/07	216,523	227,902
Christenson Velagio, Inc. (CVI)	Bond Guarantee Fees	Open	—	—
Irvine Associates, Inc.	Equipment Lease	5/17/05	11,753	11,753
Jesenik Enterprises, Inc. (JEI) (a)	Bond Indemnity Fees	Open	126,913	126,009
JEI (a)	Equipment Lease	5/17/05	11,753	11,753
JW Assurance and Holding Limited (a)	Equipment Lease	5/17/05	16,790	16,790
Aequitas Capital Management (a)	Equipment Lease	5/17/05	50,371	50,371

(a)  Robert J. Jesenik, a director and significant shareholder of the Company, also owns a significant interest in these entities. Mr. Jesenik is also an Executive Officer of each of the entities designated by this footnote.
Terms and conditions of each of the notes and agreements are listed below.
Notes Payable
On August 1, 2002, the Company sold its telecommunication division to Christenson Technology Services, Inc. (CTS), a related entity owned by certain stockholders of CEI, in exchange for a note receivable in the amount of $265,189. This note was later converted to equity in a related entity as described below.
On September 15, 2003, CTS, CEI and Microfield Group, Inc. (Microfield) entered into an Agreement to Consolidate, Amend and Satisfy Obligations. Under this agreement CTS acknowledged the separate debts of $1.5 million and $265,000 owed to CEI. The combined debt of $1,765,000, was split into two separate amounts, in which a new Subordinated Amended and Restated Promissory Note for $1,400,000 was issued to CEI. The remaining $365,000 of indebtedness was converted to 869,048 shares of Microfield Series 2 preferred stock in a transaction in which Microfield acquired CTS on September 16, 2003. On November 15, 2003, the remaining interest due of $52,767 was converted to 125.636 shares of Microfield Series 3 preferred stock and the $1,400,000 Promissory Note was converted to 3,333,333 shares of MGI Series 2 preferred stock on April 2, 2004.” Subsequently, on July 20, 2005, supporting the restructuring of the US Bank loans, CEI transferred its interest in all Microfield Preferred Stock shares held by CEI to CEAC (see Note 7).
On January 1, 2004, the members of GDC, LLC (GDC) assigned their membership interests to CEI for $10. GDC, LLC was founded on or about November 30, 2001, and was primarily engaged as a financing affiliate holding a data center and lighting contracts and was the dedicated financing vehicle for those two assets. As of January 1, 2004, CEI owns 100% of GDC, LLC. Total assets of $7,746 and liabilities of $348,216 have been incorporated into the Company’s financial statements as of January 1, 2004. The company recorded $340,470 in goodwill as part of this acquisition. At October 31, 2004 management determined that the goodwill was fully impaired as a result of the discontinuation of the GDC business and recorded an impairment charge of $340,470 in the combined statement of operations for the fiscal year ended October 31, 2004. The Company exited the business associated with GDC and did not have any asset or liability outstanding as of October 31, 2004 relating to GDC.
Accounts Receivable
CEI and CEAC, Inc., CEI’s parent company until the July 20, 2005 sale of CEI to Microfield (see Note 7), maintained open accounts payable and receivable between the companies from time to time. At April 30, 2005 and October 31, 2004 the accounts payable due CEAC by CEI was $52,464 and $0, respectively. At April 30, 2005 and October 31, 2004 the accounts receivable due CEI by CEAC was $418,417 and $0, respectively. These amounts due arose from expenses of CEAC paid by CEI.
Lease Agreements
On December 30, 2002, CEI entered into a non-cancelable operating lease agreement with Christenson Leasing, LLC (CLC) covering $300,000 of leasehold improvements in the Company’s facility. The terms of the lease call for monthly payments of $7,500 including interest at 17.3% through December 2007. The total lease obligation outstanding at April 30, 2005 and 2004 was $216,523 and $242,092, respectively.
On May 17, 2001, CEI entered into operating lease agreements covering certain equipment and furniture with Jesenik Enterprises, Inc., JW Assurance and Holding Limited, and JMW Capital Partners, Inc., each a related party, and with Seth Buechley and Irvine Associates, Inc. No payments have been made on these lease obligations since September 2002, though the original lease provided for total payments of $4,645 per month through May 2005. At April 30, 2005 and 2004 the lease obligations due and unpaid totaled $143,997 and $88,257, respectively and the total unpaid amount due under the lease through lease maturity was $148,643 at both dates. The unpaid lease payable obligation split between the parties at April 30, 2005 and 2004, respectively as follows: $11,386 and $6,979 to Jesenik Enterprises, Inc.; $16,266 and $9,969 to JW Assurance and Holding Limited; $48,797 and $29,908 to JMW Capital Partners, Inc. (now Aequitas Capital Management, Inc.); $ 56,163 and $34,422 to Seth Buechley; and $11,386 and $6,979 to Irvine Associates, Inc. At April 30, 2005 and 2004 the total lease obligations remaining totaled $148,643, split between the parties as follows: $11,753 to Jesenik Enterprises, Inc.; $16,790 to JW Assurance and Holding Limited; $50,371 to JMW Capital Partners, Inc.; $ 57,874 to Seth Buechley; and $11,753 to Irvine Associates, Inc. At July 1, 2005, the Company consolidated all but the obligation to Seth Buechley into one promissory note with total principal due of $90,847, interest accruing at 7% per annum, maturing at April 1, 2006, and with $5,047 monthly installment payments and, in addition, a lump sum payment of $50,000 due on October 1, 2005. Management is in discussions with Seth Buechley regarding the payment provisions for his portion of this overdue lease obligation debt.
On December 31, 2002, CEI entered into a sale and leaseback agreement with CLC, under which it sold machinery and tools, automotive equipment, and office furniture and equipment, not subject to prior liens, to CLC. The lease is recorded as an operating lease with payment terms of $97,255 per month, beginning January 2, 2003, through December 31, 2007. On September 1, 2003 CEI entered into a sublease agreement in the amount of $40,000 per month, under which it subleased a portion of the equipment listed in the lease agreement between CEI and CLC to CTS, a related party. Under the terms of the agreement, CTS makes its payments directly to CLC. On December 31, 2003, the lease payments due to CLC were reduced to $87,255 per month through expiration at December 1, 2005. Simultaneously, on December 31, 2003, in an agreement with Microfield Group, Inc., CTS’ parent, CEI agreed to deliver 309,524 Microfield Group common shares or the equivalent to CLC as consideration for the rent payment reduction. At October 31, 2004, CEI and CLC agreed to restructure the lease payment schedule, allowing for graduated payments over the remaining term of the lease as follows:

Payment dates	Payment amount per month

October – November 2004	$50,000
December 2004	60,000
January – April 2005	65,000
May – November 2005	100,000
December 2005 – November 2006	115,000
December 2006 – December 2007	125,500

Effective June 30, 2005, the Company and CLC agreed to amend the lease further, to reduce the total monthly payment due to $60,000, starting October 31, 2005. In consideration of the reduction, the Company executed a promissory note with CLC totaling $500,000, interest accruing at prime plus 10% per annum, monthly payments of $20,833 due starting October 1, 2005 and maturity at September 1, 2007.
Management Services Agreement
On September 11, 2003 CEI entered into a management services agreement with CTS for the extension of certain management consulting services by CEI and their employees to CTS. Under the terms of the agreement, certain employees provided management consulting services to CTS upon reasonable request. The services to be provided by CEI’s employees include financial, legal, industry and labor affairs and management reporting services. The monthly fee for general management, financial and industry and labor affairs were determined to be $14,000 per month, payable in advance. The fees for legal and management reporting system services requested in addition to those provided normally were set at $150 per hour and $65 per hour, respectively. These fees were discontinued in January 2004.
Administrative Services Agreement
On September 15, 2003, CEI entered into an administrative services agreement with CTS for the extension of certain administrative and related services to CTS. Under the terms of the agreement, certain employees of CTS provided administrative and related services to CEI upon reasonable request. The agreement is subject to a 60-day notice period before termination by either party. The monthly payment for these services was determined at the effective date of the agreement to be approximately $35,000, with a provision to be adjusted as needed based on the level of usage of these services by CEI. During the first quarter of 2004, the payment by CEI for these services was renegotiated to $15,000 per month as the cost of services to CEI had been reduced. CTS did not charge CEI for these services from August 2004 to December 2004, but resumed a charge of approximately $12,500 per month in January 2005.
Bond Guarantee and Indemnity Fees
CEI has an agreement with CVI, the successor of CTS, under which CVI pays CEI a varying amount per month for CEI’s guarantee of certain bond liabilities. The guarantee fee is computed as 15% (annualized) of the open liability under bonds issued for CTS and indemnified by certain former shareholders of CEI. The amount of the monthly payments has fluctuated as it is subject to the open bond liability, which also fluctuates.
On June 5, 2002, three stockholders of CEI entered into an Indemnity Agreement with two insurance companies with respect to surety bond obligations of CEI and Affiliates. CEI will pay fees to the stockholders for personal indemnities at 15% per annum based on the total bonding in place under the bonding facilities. Subsequently, two stockholders sold their interest in CEI, with the Indemnity Agreement continuing with one former stockholder and the indemnity agreement obligation for the other being assumed by the remaining stockholder, Robert Jesenik. Total indemnity fees paid to stockholders and former stockholders were $39,337 for the six months ended April 30, 2005. In the event an obligation arises out of the indemnity agreement requiring payment with cash or collateral, the stockholder and former stockholder shall be indemnified by CEI to the full extent of the payment. Total potential obligations, not recorded on the accompanying combined financial statements, from the personal indemnity agreement amounted to $20,000 at April 30, 2005. As of April 30, 2005, there have been no payments made to the stockholders and former stockholders for purposes of claims regarding the indemnification obligations. CEI has an agreement with Robert Jesenik, dba Jesenik Enterprises, Inc. (JEI), under which CEI pays JEI a varying amount per week based on the remaining amount due to Mr. Jesenik outstanding for past fees due under this agreement. The amount remaining due and payable at April 30, 2005 was $126,913. Effective July 1, 2005, the Company and Aequitas Capital Management, Inc. (ACM, assignee of the Robert Jesenik payable) agreed to consolidate the remaining amount due into a promissory note between the parties. The Company executed a promissory note with CLC totaling $214,413 (for this and an additional $150,000 due ACM from the Company), without interest accruing, weekly payments of $5,000 due starting July 5, 2005, and additional payments of $50,000 due on July 5, 2005, August 1, 2005, and September 5, 2005 and maturity at September 26, 2005.
Other Transactions

Effective December 31, 2003, CEI sold its interest in Executive King Air, LLC (EKA), a private transportation company and a related party, by transfer of its one-third (1/3) membership interest in EKA back to EKA for the forgiveness of $85,000 in payments due EKA from CEI.
6. Legal Proceedings
In March, 2004, Kurt Underwood (former President/CEO of Microfield Group, Inc.) filed a lawsuit in Multnomah County Circuit Court, Portland, Oregon under case number 0403-02370 against various related parties including Christenson Electric, Inc. On May 27, 2004, the Company and the other defendants listed in Mr. Underwood’s complaint filed two separate answers, affirmative defenses, and counterclaims against Mr. Underwood.
On May 11, 2005 the Company and Mr. Underwood entered into a Settlement Agreement under which both parties agreed to drop their respective lawsuits. The Settlement Agreement provides in part that certain defendants will jointly and severally purchase Microfield Group, Inc. stock held by Mr. Underwood for the aggregate purchase price of $362,500. The purchase price will be allocated as follows: $50,000 to the purchase of Mr. Underwood’s 119,050 Series 2 preferred shares and the balance to the purchase of Mr. Underwood’s 3,404,958 common shares. Microfield assigned its right to purchase Underwood’s shares under the Settlement Agreement to Energy Fund II, LLC, a related party. Payment under the Settlement Agreement occurred as required. The Company was not directly responsible for this obligation, but did incur certain expenses, including legal expenses associated with this litigation, for which the company entered an accrued expense of $85,000 at October 31, 2004.
From time to time, claims are made against the Companies in the ordinary course of our business, which could result in litigation. Claims and associated litigation are subject to inherent uncertainties and unfavorable outcomes could occur, such as monetary damages, fines, penalties or injunctions prohibiting the Companies from selling one or more products or engaging in other activities. The occurrence of an unfavorable outcome in any specific period could have a material adverse affect on the Company’s results of operations for that period or future periods.
7. Subsequent Events
Restructuring
CEAC, Inc., CEI’s parent company until the July 20, 2005 sale of CEI to Microfield (see below), entered into a line of credit agreement with U.S. Bank National Association (US Bank) in March 2000. The debt facility was secured by all of the assets of CEAC and CEI, the stock of CEI, and was also guaranteed by CEI. Effective July 1, 2005, the US Bank loan to CEAC, Inc was restructured into a new set of loans, with a portion being assigned to CEI. The loan to CEI was for $1,900,000 at an interest rate of prime plus 1.5%, matures on July 31, 2008 and requires principal payments of $22,619 per month.
Supporting the restructuring of the US Bank loans, effective May 31, 2005, CEI transferred its interest in a certain certificate of deposit, valued at $260,061, which is held as a portion of the collateral for the CEAC, Inc. loan from US Bank, and all Microfield Preferred Stock shares held by CEI to CEAC, effective July 20, 2005.
Effective June 30, 2005, the Company and Christenson Leasing, LLC (CLC) agreed to amend the a sale and leaseback agreement made previously between the parties (see Note 5), to reduce the total monthly payment due to $60,000, starting October 31, 2005. In consideration of the reduction, the Company executed a promissory note with CLC totaling $500,000, interest accruing at prime plus 10% per annum, monthly payments of $20,833 due starting October 1, 2005 and maturity at September 1, 2007.
Acquisition
On July 20, 2005, CEAC, Inc. sold all the outstanding shares of Christenson Electric, Inc. (CEI) to Microfield Group, Inc. (Microfield) in exchange for 2 million shares of Microfield’s common stock at $.64 per common share, and the assumption of interest-bearing debt within CEI of approximately $4.6 million. Prior to the transaction, debt of $1.9 million owed to US Bank was transferred from CEAC to CEI. Also, common shares of Microfield, previously held by CEI, were transferred to CEAC. The transaction was valued at approximately $6.7 million. As a result of the transaction, CEI is a wholly-owned subsidiary of Microfield.

     9.01 (b) Exhibits.
*      2.1 Agreement and Plan of Merger.
*      2.2 Articles of Merger.
*      99.1 Press Release dated July 20, 2005 announcing acquisition.

* Incorporated by reference to Registrant’s Form 8-K filed on July 26, 2005.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 3, 2005.
Microfield Group, Inc.
/s/ A. Mark Walter

A. Mark Walter, President